October 27, 2023 Securities and Exchange Commission 100 F Street NE Washington, D.C. 20549 Commissioners: We have read the statements made by Tupperware Brands Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Tupperware Brands Corporation dated October 24, 2023. We agree with statements concerning our Firm contained therein. Very truly yours, /s/ PricewaterhouseCoopers LLP Tampa, Florida October 27, 2023 Exhibit 16.1